Exhibit 99.2

2017 Fourth Quarter Results Earnings Release Presentation January 18, 2018

This communication contains certain “forward-looking statements” about PacWest Bancorp (the “Company”) and its subsidiaries within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, strategies, goals, and projections and including statements about our expectations regarding our allowance for loan and lease losses, credit trends, deposit growth, profitability, capital management, interest rate risk, estimated impacts of the Tax Cuts and Jobs Act and operating expenses. All statements contained in this communication that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” “believe,” “forecast,” “expect,” “estimate,” “plan,” “continue,” “will,” “should,” “look forward” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such forward-looking statements for a variety of factors, including without limitation: higher than anticipated delinquencies, charge-offs and loan and lease losses; reduced demand for our services due to strategic or regulatory reasons; changes in economic or competitive market conditions could negatively impact investment or lending opportunities or product pricing and services; credit quality deterioration or pronounced and sustained reduction in market values or other economic factors which adversely affect our borrowers’ ability to repay loans and leases and/or require an increased provision for loan and lease losses; compression of the net interest margin due to changes in our interest rate environment, loan products, spreads on newly originated loans and leases and/or asset mix; the impact of asset/liability repricing risk and liquidity risk on net interest margin and the value of investments; higher than anticipated increases in operating expenses; increased costs to manage and sell foreclosed assets; the need to retain capital for strategic or regulatory reasons; the financial performance of the Company; increased litigation; increased asset workout or loan servicing expenses; higher compensation costs and professional fees to retain and/or incent employees; our ability to complete future acquisitions, and to successfully integrate such acquired entities or achieve expected benefits, synergies and/or operating efficiencies within expected timeframes or at all; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business and business strategies; and other risk factors described in documents filed by the Company with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements included in this communication are based on information available at the time of the communication. Pro forma, projected and estimated numbers are used for illustrative purposes only and are not forecasts, and actual results may differ materially. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by law. Forward-Looking Statements

Fourth Quarter Highlights 4 Investment Securities 11 Loans and Leases 13 Credit Quality 17 Deposits 21 Controlled Expenses 24 Non-GAAP Measurements 27 Presentation Index

Fourth Quarter Highlights

Fourth Quarter Highlights Robust Earnings Net earnings of $84.0 million EPS of $0.66 ROAA and ROATE of 1.34% and 13.75% (1) Q4 includes $16.1 million of acquisition and integration costs related to CUB acquisition Industry Leading Net Interest Margin Tax equivalent NIM of 4.97% Yield on average loans and leases of 5.89% Low Efficiency Ratio Efficiency ratio of 41.0% Average branch size of $245 million in deposits Noninterest expense to average assets of 2.29% Profitable Deposit Base Cost of average total deposits of 30 bps $2.4 billion net core deposit growth, primarily from CUB acquisition Core deposits now represent 85% of total deposits Loan and Lease Production and Credit Quality Loan and lease production of $1.6 billion Organic loan and lease growth of 17% annualized NPAs to total loans and leases and foreclosed assets, excluding PCI loans, of 0.93% compared to 1.08% at September 30, 2017 Classified loans and leases to total loans and leases of 1.64% compared to 2.20% at September 30, 2017 Strong Capital Levels Tangible common equity ratio of 10.50% (1) CET1 and total capital ratios of 10.92% and 13.77% Tangible book value per share of $18.24 (1) See “Non-GAAP Measurements” slide on page 27.

Financial Highlights See “Non-GAAP Measurements” slide on page 27. ? ($ in millions, except per share amounts) 4Q17 3Q17 Q / Q Total Assets 24,995 $ 22,243 $ 12% Loans and Leases Held for Investment, net of deferred fees 16,973 $ 15,691 $ 8% Total Deposits 18,866 $ 16,773 $ 12% Core Deposits 15,937 $ 13,531 $ 18% Net Earnings 84.0 $ 101.5 $ -17% Earnings Per Share 0.66 $ 0.84 $ -21% Return on Average Assets ("ROAA") 1.34% 1.82% -0.48 Return on Average Tangible Equity ("ROATE") (1) 13.75% 16.85% -3.10 Tangible Common Equity Ratio (1) 10.50% 12.02% -1.52 Tangible Book Value Per Share (1) 18.24 $ 19.84 $ -8% Net Interest Margin 4.97% 5.08% -0.11 Efficiency Ratio 41.0% 40.4% 0.6

Solid Earnings Track Record ($ in millions, except Diluted EPS) 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 Net Earnings 90.5 $ 82.2 $ 93.9 $ 85.6 $ 78.7 $ 93.6 $ 101.5 $ 84.0 $ Diluted EPS 0.74 $ 0.68 $ 0.77 $ 0.71 $ 0.65 $ 0.77 $ 0.84 $ 0.66 $ $- $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 $0.90 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 $110 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 Diluted EPS Millions Net Earnings Diluted EPS

Source: SNL Financial. Peer data through 3Q17. Solid Capital Position – 4Q17 (Preliminary) 11.38% 11.87% 12.12% 12.19% 11.54% 11.67% 11.75% 12.02% 10.50% 8.54% 8.77% 8.68% 8.79% 8.63% 8.60% 8.75% 8.67% 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 TCE / TA PACW Median Banks $15-$25B 11.67% 11.51% 11.92% 12.13% 11.91% 11.87% 11.90% 12.02% 10.66% 9.16% 8.99% 9.06% 9.11% 9.21% 9.30% 9.27% 9.37% 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 T1 Leverage PACW Median Banks $15-$25B 15.65% 15.96% 16.08% 16.18% 15.56% 15.56% 15.42% 15.56% 13.77% 13.20% 13.16% 13.09% 12.99% 13.22% 12.95% 13.17% 13.00% 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 Total Capital PACW Median Banks $15-$25B 12.58% 12.63% 12.72% 12.83% 12.31% 12.31% 12.28% 12.52% 10.92% 10.68% 10.64% 10.67% 10.48% 11.26% 11.15% 11.00% 10.67% 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 CET1 PACW Median Banks $15-$25B

4Q17 Loan Sales/Loans Held For Sale

- Deemphasized cash flow lending; in 4Q17 made decision to sell cash flow loans totaling $1.5 billion and exit the CapitalSource Division origination operations related to general, technology and healthcare cash flow loans.
  - Approximately $1.0 billion sold and settled prior to year-end
  - Approximately $481 million sold of which 99% settled as of January 17, 2018
    - No nonaccrual loans sold
    - $4.7 million of sold loans were classified
  - Retained general, technology and healthcare cash flow portfolio contains approximately $39 million of classified loans at December 31, 2017
- Impact to 4Q17 results and financial statements
  - $481.1 million classified as LHFS on balance sheet at December 31, 2017
  - Gain on sale of loans of $2.0 million and other related costs of $1.3 million recorded to noninterest income
  - Gross charge-offs in 4Q include $2.2 million to record LHFS at lower of cost or market ("LOCOM")
  - Decreased provision for loan losses of $14.1 million due in part to release of general reserves on loans transferred to LHFS in excess of LOCOM charge-offs
  - Compensation expense of $2.9 million related to exiting certain lending operations
  - $0.6 million noninterest expense charge related to sold unfunded commitments
  - Increase in DTA valuation allowance of $2.0 million related to loans sold which generated foreign-sourced income utilized for foreign tax credits

Loans Sold by Loan Type
Total = $1.5 billion



Technology Cash Flow, $705mm
Healthcare Cash Flow, $411mm
General Cash Flow, $356mm

Retained General, Technology & Healthcare Cash Flow Loans
Total = $249 million



Healthcare, $29mm
Technology, $200mm
General, $20mm

PacWest Bancorp

Fourth Quarter 2017 | PACW | p. 9

Impacts in 4th quarter 2017: Net DTAs reduced from $65.3 million at 9/30/17 to a net DTL of $2.3 million at 12/31/17 driven by: Approximately $100 million of bonus tax depreciation for leased assets placed in service in Q4 which resulted in increased deferred tax liabilities of approximately $40 million Accelerated deduction of a portion of the 2017 bonuses deemed fixed and determinable (to be paid in 2018) which resulted in decreased deferred tax assets of approximately $15 million Re-measured federal deferred tax assets and liabilities at newly enacted federal tax rate of 21% which resulted in a $1.2 million tax benefit Sold approximately $173 million of securities to realize the loss of $3.3 million at the higher 35% tax rate; reinvested into higher yielding securities; recapture of loss expected in approximately one year Expected impacts going forward: Federal statutory corporate income tax rate reduced from 35% to 21% Allows for immediate capital expensing of certain qualified property Tax-equivalent net interest margin will be reduced by approximately 5 bps beginning in 2018 Performance based executive compensation now subject to $1 million deduction cap and definition of “covered person” expanded for senior executive officer compensation greater than $1 million Approximately 35% to 40% of our FDIC insurance assessments will no longer be deductible; deduction fully phased out at $50 billion in assets Analysis ongoing currently estimates that our 2018 effective tax rate will range from 27% to 29% Continue to analyze the new tax law and monitor guidance as issued Impacts of the Tax Cuts and Jobs Act

Investment Securities

3.73% overall portfolio tax equivalent yield (2) (1) Fair value (2) Yield is for 4Q17 Investment Portfolio Average Life and Effective Duration Municipal Securities Composition Diversified Investment Portfolio 6.1 7.0 6.7 6.8 7.0 4.8 5.7 5.7 5.9 6.0 3 4 5 6 7 8 4Q16 1Q17 2Q17 3Q17 4Q17 Years Average Life Effective Duration S&P Ratings % Total Issue Type % Total AAA 12% G.O. Limited 6% AA 79% G.O. Unlimited 45% A 3% Revenue 49% Not rated 6% 100% 100% Municipal Securities Collateralized Loan Obligations, $7.0mm, 0% SBA Securities, $160.3mm, 4% Agency Residential MBS, $246.3mm, 7% Agency Residential CMOs, $275.7mm, 7% Agency Commercial MBS, $1,164.0mm, 31% Private CMOs, $126.0mm, 3% Municipal Securities, $1,680.1mm, 45% Other, $115.1mm, 3% $3.8 Billion Total Portfolio (1)

Loans and Leases

Diversified Loan and Lease Portfolio

As of December 31, 2017



Other
Lender Finance & Timeshare
Venture Capital
Equipment Finance
Owner-Occupied Residential
Healthcare Asset-Based
Other Asset-Based
Small Business
Security Cash Flow
Healthcare Real Estate
Technology Cash Flow
General and Other Cash Flow
Healthcare Cash Flow
Construction and Land
Commercial Real Estate
Income Producing Residential

	12/31/2017		12/31/2016	
($ in millions)	$	Mix	$	Mix
Lender Finance & Timeshare	$ 1,610	9%	$ 1,667	11%
Equipment Finance	657	4%	692	4%
Healthcare Asset-Based	93	1%	181	1%
Other Asset-Based	1,308	8%	764	5%
Total Asset-Based	3,668	22%	3,304	21%
Security Cash Flow	573	3%	440	3%
Technology Cash Flow	200	2%	1,048	7%
General and Other Cash Flow	183	1%	564	4%
Healthcare Cash Flow	29	0%	799	5%
Total Cash Flow	985	6%	2,851	19%
Commercial Real Estate	3,990	24%	2,987	19%
Income Producing Residential	2,245	13%	1,169	8%
Construction and Land	1,591	9%	965	6%
Healthcare Real Estate	844	5%	955	6%
Small Business	552	3%	454	3%
Owner-Occupied Residential	222	1%	145	1%
Total Real Estate	9,444	55%	6,675	43%
Venture Capital	2,123	13%	1,988	13%
Other	753	4%	638	4%
Total Loans HFI[1]	$ 16,973	100%	$ 15,456	100%

[1] Net of deferred fees and costs

PacWest Bancorp

Fourth Quarter 2017 | PACW | p. 14

Diversified Loan and Lease Portfolio Healthcare, $841mm, 9% SBA, $552mm, 6% Hospitality, $695mm, 7% Retail, $629mm, 7% Multifamily, $2,085mm, 22% Office, $912mm, 10% Owner - occupied, $1,314mm, 14% Construction, $1,591mm, 16% Other, $822mm, 9% Real Estate ($9.4B) Technology, $200mm, 20% Healthcare, $29mm, 3% Security, $573mm, 58% General, $20mm, 2% Municipal, $67mm, 7% SBA, $96mm, 10% Cash Flow ($1.0B) Lender Finance & Timeshare, $1,610mm, 44% Equipment Finance, $657mm, 18% Healthcare, $93mm, 2% Other, $1,308mm, 36% Asset - Based ($3.7B) Later Stage, $263mm, 12% Expansion Stage, $891mm, 45% Equity Funds Group, $471mm, 22% Early Stage, $443mm, 21% Venture Capital ($2.1B)

Loan and Lease Production of $1.6 Billion in 4Q17 The weighted average rate on new production presents contractual rates and does not include amortized fees. Amortized fees added approximately 30 basis points to loan yields in 2017. $1,273 $1,049 $1,078 $1,003 $1,556 $765 $1,057 $700 $722 $724 $709 $1,213 $956 $903 $729 $582 $732 $587 $638 $813 $2,038 $2,106 $1,778 $1,725 $2,280 $1,291 $1,945 $1,543 $1,541 $1,542 4.0% 4.5% 5.0% 5.5% 6.0% $0 $500 $1,000 $1,500 $2,000 $2,500 Q4 Q1 Q2 Q3 Q4 2016 2017 Avg. Rate on Production Millions Production Disbursements Payoffs Paydowns Avg Production/Disbursement Avg Payoffs/Paydowns Rate on Production ($ in millions) Production/ Disbursement Payoffs/ Paydowns Net Change Rate on Production (1) 4Q17 2,280 $ 1,542 $ 738 $ 4.95% 3Q17 1,725 1,541 184 5.04% 2Q17 1,778 1,543 235 4.93% 1Q17 2,106 1,945 161 4.91% 4Q16 2,038 1,291 747 4.83%

Credit Quality

Non-PCI Credit Quality

($ in thousands)		4Q17	3Q17	2Q17	1Q17	4Q16
Nonaccrual Loans and Leases HFI	$	155,784	157,697	172,576	173,030	170,599
As a % of Loans and Leases HFI	%	0.92%	1.00%	1.11%	1.11%	1.11%
Nonperforming Assets (NPAs)	$	157,113	169,327	185,854	185,872	183,575
As a % of Loans and Leases & Foreclosed Assets	%	0.93%	1.08%	1.20%	1.20%	1.19%
Classified Loans and Leases HFI (1)	$	278,405	344,777	339,977	424,399	409,645
As a % of Loans and Leases HFI	%	1.64%	2.20%	2.19%	2.73%	2.66%
Credit Loss Provision	$	6,500	15,500	12,500	24,500	21,000
As a % of Average Loans and Leases (annualized)	%	0.15%	0.40%	0.33%	0.64%	0.56%
Trailing Twelve Months Net Charge-offs	$	62,957	53,991	56,802	36,287	21,990
As a % of Average Loans and Leases	%	0.40%	0.35%	0.37%	0.24%	0.15%
Allowance for Credit Losses (ACL) (2)	$	161,647	173,579	159,142	167,589	161,278
As a % of Loans and Leases HFI	%	0.95%	1.11%	1.02%	1.08%	1.05%
ACL / Nonaccrual Loans and Leases HFI	%	103.77%	110.08%	92.22%	96.86%	94.54%

(1) Classified loans and leases are those with a credit risk rating of substandard or doubtful

(2) Allowance for credit losses includes allowance for loan and lease losses and reserve for unfunded commitments

PacWest Bancorp

Fourth Quarter 2017 | PACW | p. 18

Key Credit Trends – Non-PCI Loans HFI 1.05% 1.08% 1.02% 1.11% 0.95% 4Q16 1Q17 2Q17 3Q17 4Q17 ACL / Loans and Leases 2.66% 2.73% 2.19% 2.20% 1.64% 4Q16 1Q17 2Q17 3Q17 4Q17 Classified Loans and Leases/ Average Loans and Leases 1.11% 1.11% 1.11% 1.00% 0.92% 4Q16 1Q17 2Q17 3Q17 4Q17 Nonaccrual Loans and Leases / Loans and Leases 1.19% 1.20% 1.20% 1.08% 0.93% 4Q16 1Q17 2Q17 3Q17 4Q17 NPAs / Loans and Leases and Foreclosed Assets

Non-PCI Nonaccrual Loan and Lease Detail

($ in thousands)	Nonaccrual Loans and Leases 12/31/2017 Balance	12/31/2017 % of Loan Category	9/30/2017 Balance	9/30/2017 % of Loan Category	Accruing and 30-89 Days Past Due 12/31/2017 Balance	9/30/2017 Balance
Real estate mortgage:						
Commercial	$ 65,563	1.2%	$ 63,096	1.5%	$ 27,234	$ 1,446
Residential	3,350	0.1%	3,186	0.2%	6,629	282
Total real estate mortgage	68,913	0.9%	66,282	1.1%	33,863	1,728
Real estate construction and land:						
Commercial	-	0.0%	-	0.0%	-	-
Residential	-	0.0%	-	0.0%	2,081	-
Total R.E. construction and land	-	0.0%	-	0.0%	2,081	-
Commercial:						
Cash flow	23,315	1.8%	33,514	1.2%	924	72
Equipment finance	30,938	4.7%	30,942	5.2%	1,512	-
Venture capital	29,424	1.4%	22,686	1.2%	5,959	2,720
Asset-based	3,174	0.1%	3,977	0.2%	344	-
Total commercial	86,851	1.2%	91,119	1.2%	8,739	2,792
Consumer	20	0.0%	296	0.1%	562	286
Total(1)(2)	$ 155,784	0.9%	$ 157,697	1.0%	$ 45,245	$ 4,806

(1) Excludes loans held for sale at lower of cost or fair value at December 31, 2017.
(2) The majority of the loans representing the increase in Non-PCI accruing and 30-89 days past due loans have subsequently been brought current, renewed or are subject to guarantees.

At December 31, 2017, the Company's ten largest Non-PCI loan relationships on nonaccrual status had an aggregate book balance of $120 million and represented 77% of total Non-PCI nonaccrual loans and leases.

PacWest Bancorp

Fourth Quarter 2017 | PACW | p. 20

Deposits

Does not include $2.1 billion and $1.3 billion of client investment funds held at December 31, 2017 and December 31, 2016, respectively. Deposit Detail Core: 85% Core: 79% Noninterest - bearing demand deposits Interest checking deposits Money market deposits Savings deposits Non - core non - maturity deposits Time deposits $250,000 and under Time deposits over $250,000 December 31, 2017 Noninterest - bearing demand deposits Interest checking deposits Money market deposits Savings deposits Non - core non - maturity deposits Time deposits $250,000 and under Time deposits over $250,000 December 31, 2016 ($ in millions) Deposit Category Amount % of Total Amount % of Total Noninterest-bearing demand deposits 8,508 $ 45% 6,659 $ 42% Interest checking deposits 2,227 12% 1,448 9% Money market deposits 4,512 24% 3,706 23% Savings deposits 690 4% 711 5% Total core deposits 15,937 85% 12,524 79% Non-core non-maturity deposits 863 4% 1,175 7% Total non-maturity deposits 16,800 89% 13,699 86% Time deposits $250,000 and under 1,710 9% 1,758 11% Time deposits over $250,000 355 2% 414 3% Total time deposits 2,065 11% 2,172 14% Total deposits (1) 18,865 $ 100% 15,871 $ 100% December 31, 2017 December 31, 2016

Deposit Portfolio Includes brokered deposits of $682 million with a weighted average maturity of 4 months and a weighted average cost of 1.20%. $15.9 $16.3 $16.9 $16.8 $18.9 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.0 5.0 10.0 15.0 20.0 25.0 4Q16 1Q17 2Q17 3Q17 4Q17 Cost Balance ($ in Billions) Core Deposits Non-Core Deposits Cost of Interest-Bearing Deposits Cost of Total Deposits ($ in millions) Time Deposits Time Deposits Total $250,000 Over Time Time Deposit Maturities and Under $250,000 Deposits Due in three months or less 632 $ 182 $ 814 $ Due in over three months through six months 516 101 617 Due in over six months through twelve months 446 54 500 Due in over 12 months through 24 months 77 10 87 Due in over 24 months 39 8 47 Total 1,710 $ (1) 355 $ 2,065 $ December 31, 2017

Controlled Expenses

Source: SNL Financial. Peer data through 3Q17. Efficiency Ratio Trend 38.0% 39.6% 39.3% 38.5% 40.6% 40.1% 40.1% 41.4% 40.3% 40.4% 41.0% 63.4% 65.9% 63.2% 64.3% 62.8% 61.8% 63.0% 62.9% 61.3% 60.3% 35.0% 40.0% 45.0% 50.0% 55.0% 60.0% 65.0% 70.0% 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 PACW Efficiency Ratio Median Efficiency Ratio Banks $15-$25B

Focus and Execution Drive Efficiency 55.0% 54.0% 56.4% 60.7% 41.6% 38.5% 39.8% 40.8% 2010 2011 2012 2013 2014 2015 2016 2017 Efficiency Ratio $57 $60 $70 $72 $147 $193 $203 $245 2010 2011 2012 2013 2014 2015 2016 2017 Average Branch Size ($ - M)

Non-GAAP Measurements

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance. These non-GAAP financial measures should not be considered a substitute for financial measures presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.

The table below presents reconciliations of certain GAAP to non-GAAP financial measures:

	PacWest Bancorp Consolidated				
($ in thousands, except per share amounts)	**December 31, 2017**	**September 30, 2017**	**June 30, 2017**	**March 31, 2017**	**December 31, 2016**
Tangible Common Equity Ratio & Tangible Book Value Per Share					
Stockholders' equity	$ 4,977,598	$ 4,610,668	$ 4,559,905	$ 4,508,106	$ 4,479,055
Less: Intangible assets	2,628,296	2,201,137	2,204,186	2,207,251	2,210,315
Tangible common equity	$ 2,349,302	$ 2,409,531	$ 2,355,719	$ 2,300,855	$ 2,268,740
Total assets	$ 24,994,876	$ 22,242,932	$ 22,246,877	$ 21,927,254	$ 21,869,767
Less: Intangible assets	2,628,296	2,201,137	2,204,186	2,207,251	2,210,315
Tangible assets	$ 22,366,580	$ 20,041,795	$ 20,042,691	$ 19,720,003	$ 19,659,452
Tangible common equity ratio (1)	10.50%	12.02%	11.75%	11.67%	11.54%
Tangible book value per share (2)	$ 18.24	$ 19.84	$ 19.40	$ 18.95	$ 18.71
Shares outstanding	128,782,878	121,449,794	121,448,321	121,408,133	121,283,669
Return on Average Tangible Equity					
Net earnings	$ 84,037	$ 101,466	$ 93,647	$ 78,668	$ 85,647
Average stockholders' equity	$ 4,920,498	$ 4,592,489	$ 4,545,276	$ 4,503,675	$ 4,501,948
Less: Average intangible assets	2,495,876	2,202,922	2,205,814	2,209,112	2,212,042
Average tangible common equity	$ 2,424,622	$ 2,389,567	$ 2,339,462	$ 2,294,563	$ 2,289,906
Return on average tangible equity (3)	13.75%	16.85%	16.06%	13.90%	14.88%

(1) Tangible common equity divided by tangible assets

(2) Tangible common equity divided by shares outstanding

(3) Annualized net earnings divided by average tangible common equity.

PacWest Bancorp

Fourth Quarter 2017 | PACW | p. 27